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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 23, 2004, in the Registration Statement (Form S-4) for the registration of $150,000,000 in 9 5/8% Senior Subordinated Notes due 2012, Series B.

/s/ Ernst & Young LLP

Boston, Massachusetts
October 17, 2005

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  Exhibit 23.1